UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2022

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Paseo Verde Parkway, Suite 280, Henderson, NV 89052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Global Market
9.50% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value	OTRKP	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On August 29, 2022, Ontrak, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the "Annual Meeting"). The following matters were considered at the Annual Meeting:

1. Board Election Proposal

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the next annual meeting of stockholders. The voting results were as follows:

	For	Withhold	Broker Non-Vote	Outstanding Shares - % Voted For	Voted Shares - % Voted For
1. Terren S. Peizer	10,961,809	194,455	3,597,545	52.3%	74.3%
2. Richard A. Berman	10,864,147	292,117	3,597,545	51.8%	73.6%
3. Michael Sherman	10,147,897	1,008,367	3,597,545	48.4%	68.8%

2. Auditor Ratification Proposal

Stockholders approved and ratified the appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the 2022 fiscal year. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote	Outstanding Shares - % Voted For	Voted Shares - % Voted For
14,517,807	92,573	143,428	0	69.2%	98.4%

3. 2017 Plan Amendment Proposal

Stockholders approved an amendment to the terms of the Company’s 2017 Stock Incentive Plan (as amended to date, the “2017 Plan”) to (i) provide for an additional 4,000,000 shares to be issued in connection with awards granted thereunder, and (ii) to amend the “evergreen” or automatic replenishment provision of the 2017 Plan pursuant to which the number of shares authorized for issuance under the 2017 Plan is automatically increased on an annual basis to 3% of the issued and outstanding shares of the Company. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote	Outstanding Shares - % Voted For	Voted Shares - % Voted For
9,719,068	1,418,210	18,986	3,597,545	46.4%	65.9%

4. Shares Issuance Proposal

Stockholders approved the issuance of shares of common stock of the Company to Acuitas Capital LLC pursuant to a Master Note Purchase Agreement dated April 15, 2022, for the purposes of complying with NASDAQ Listing Rule 5635. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote	Outstanding Shares - % Voted For	Voted Shares - % Voted For
10,967,966	171,732	16,566	3,597,545	52.3%	74.3%

5. Warrant Issuance Proposal

Stockholders approved the issuance of warrants and shares underlying such warrants to Acuitas Capital LLC pursuant to a Master Note Purchase Agreement dated April 15, 2022, for purposes of complying with NASDAQ Listing Rule 5635, to the extent required. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote	Outstanding Shares - % Voted For	Voted Shares - % Voted For
10,960,608	174,078	21,578	3,597,545	52.3%	74.3%

6. Director Retention Plan Proposal

Stockholders approved the non-employee director retention plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote	Outstanding Shares - % Voted For	Voted Shares - % Voted For
10,363,627	769,207	23,430	3,597,545	49.4%	70.2%

7. Charter Amendment Proposal

Stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to remove certain restrictions on transfers of the Company’s securities as set out in Article EIGHTH of the Certificate of Incorporation. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote	Outstanding Shares - % Voted For	Voted Shares - % Voted For
10,965,690	168,934	21,640	3,597,545	52.3%	74.3%

8. Adjournment Proposal

Stockholders approved the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of Proposal 7 if there are not sufficient votes to approve Proposal 7. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote	Outstanding Shares - % Voted For	Voted Shares - % Voted For
14,263,010	443,903	46,893	0	68.0%	96.7%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: August 31, 2022	By:	/s/ James J. Park
James J. Park
Chief Financial Officer

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